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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2015
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The WhiteWave Foods Company
(Exact name of registrant as specified in its charter)

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Delaware	001-35708	46-0631061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1225 Seventeenth Street, Suite 1000, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 635-4500

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.    Entry into a Material Definitive Agreement.

Amendment to Existing Credit Agreement

The WhiteWave Foods Company, a Delaware corporation (“WhiteWave”), previously entered into a Credit Agreement dated as of October 12, 2012 with the subsidiary guarantors identified therein, Bank of America, N.A., as administrative agent, and the other lenders party thereto (as amended to date, the “Existing Credit Agreement”).

On November 6, 2015 (the “Amendment Date”), WhiteWave entered into the Fourth Amendment to Credit Agreement with Bank of America, N.A., as administrative agent, WhiteWave International Holdings, S.à.r.l., a subsidiary of WhiteWave organized under the laws of Luxembourg, as a designated borrower (the “Lux Borrower”), and the subsidiary guarantors, lenders and voting participants party thereto (the “Amendment”; the Existing Credit Agreement as amended by the Amendment, the “Credit Agreement”).

The Amendment provides for, among other things:

(i)
an extension of the maturity date of the current revolving credit facility and the term A-1 credit facility to November 6, 2020 and an extension of the maturity date of the current term A-2 credit facility to November 6, 2022;

(ii)	loans under the term A-1 credit facility of $750,000,000 (constituting an increase of $512,500,000 in term loans under the term A-1 credit facility);

(iii)	loans under the term A-2 credit facility of $750,000,000 (constituting an increase of $7,500,000 in term loans under the term A-2 credit facility);

(iv)	establishing principal amortization requirements under the term A-1 credit facility of 5% per annum, with the balance due at maturity;

(v)	establishing principal amortization requirements under the term A-2 credit facility of 1% per annum, with the balance due at maturity;

(vi)	modifying the applicable rate pricing grid whereby interest rates on loans under each of the facilities will be reduced by 0.25%;

(vii)	modifying the maximum consolidated senior secured net leverage ratio to be set at 4.00 to 1.0; and

(viii)
adding the ability to designate certain subsidiaries of WhiteWave, including the Lux Borrower, as a borrower under the revolving credit facility of the Credit Agreement, subject to certain limitations and an overall limit on such direct borrowing by subsidiaries of $100,000,000.

WhiteWave utilized the incremental $520,000,000 of aggregate term loan proceeds from the Fourth Amendment, net of transaction related expenses, to pay down outstanding borrowings under the revolving credit facility, thereby increasing availability under the revolving credit facility by the same amount.

The foregoing description of the terms of the Credit Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment (including Annex I attached thereto), attached hereto as Exhibit 10.1.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

10.1
Fourth Amendment to Credit Agreement, dated as of November 6, 2015, by and among the Company, the designated borrower and the guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders and voting participants party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015	THE WHITEWAVE FOODS COMPANY

	By:	/s/ James T. Hau
James T. Hau
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Fourth Amendment to Credit Agreement, dated as of November 6, 2015, by and among the Company, the designated borrower and the guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders and voting participants party thereto.